                                                                    Exhibit 99.1

          Analyst Contact:         Media Contact:
          John D. Sanford          William J. Plunkett
          (630) 572-8803           (630) 572-8898


                 WMX TECHNOLOGIES ADOPTS NEW BUSINESS STRATEGY
                ----------------------------------------------
                         TO ENHANCE SHAREHOLDER VALUE
                         ----------------------------

          FOCUSES MISSION ON WASTE MANAGEMENT SERVICES:
          --------------------------------------------

             . COMPANY TO FOCUS SOLELY ON WASTE MANAGEMENT SERVICES IN DOMESTIC
               AND SELECT INTERNATIONAL MARKETS WHERE IT CAN BE NO. 1 OR NO. 2 PLAYER

             . APPROVES RETURN TO WASTE MANAGEMENT, INC. NAME

             . RESOURCES TARGETED TO MOST IMPORTANT GEOGRAPHIC MARKETS AND
               PROFITABLE CUSTOMER SEGMENTS, BUILDING ON STRONG BRAND AND FACILITIES NETWORK

          ANNOUNCES NEW MONETIZATION GOAL IN CASH-DRIVEN FINANCIAL
          ---------------------------------------------------------
          STRATEGY:
          ---------

             . PLANS DIVESTITURE OF $1.5 BILLION IN ASSETS OVER 18 TO 24 MONTHS

             . REDUCES CAPITAL SPENDING TO $900 MILLION IN 1997, APPROXIMATING
               DEPRECIATION AND AMORTIZATION

             . EXPECTS TO GENERATE $3 BILLION IN FREE CASH FLOW AFTER DIVIDENDS
               OVER 24 MONTHS

          SETS SHARE REPURCHASES AND "DUTCH AUCTIONS":
          --------------------------------------------

             . BOARD APPROVES 50-MILLION SHARE REPURCHASE PROGRAM (10 PERCENT OF
               OUTSTANDING), INCLUDING $1 BILLION "DUTCH AUCTION"

             . WHEELABRATOR TECHNOLOGIES UNIT PLANS 30-MILLION-SHARE BUYBACK,
               INCLUDING $350 MILLION "DUTCH AUCTION"

          EVA(R)  MANAGEMENT SYSTEM INTRODUCED; COST REDUCTIONS UNDER WAY:
          ------------------------------------------------------------------

          . ADOPTS EVA/(R)/  MANAGEMENT COMPENSATION SYSTEM TO IMPROVE RETURN
            ON CAPITAL

          . PLANS TO SAVE APPROXIMATELY $300 MILLION BY 1999 THROUGH RE-
            ENGINEERING KEY BUSINESS PROCESSES

          . SHARED SUPPORT SERVICES ORGANIZATION INTRODUCED

          . ELIMINATES 3,000 POSITIONS BY 1999, 1,200 THIS YEAR

        NEW BOARD MEMBER AND MANAGEMENT CHANGES ANNOUNCED:
        -------------------------------------------------

          . PAUL MONTRONE JOINS BOARD

          . HOLSTEN BECOMES CHIEF OPERATING OFFICER, KOENIG PRESIDENT OF SHARED
            SERVICES, SANFORD CHIEF FINANCIAL OFFICER

        REPORTS FOURTH QUARTER EARNINGS, INCLUDING $680 MILLION CHARGE:
        ---------------------------------------------------------------

          . CITES WESSEX SALE, REVALUATION OF EUROPEAN BUSINESSES,
            RESTRUCTURING  AND LITIGATION RESERVES

          . DISCONTINUES BUSINESSES: RUST CONSULTING, WATER, HAZARDOUS WASTE
            FUELS, AND SCAFFOLDING

        COMMENTS ON FUTURE PERFORMANCE:
        -------------------------------

          . SEES FLAT REVENUE IN 1997

            TARGETS EARNINGS OF $1.75 PER SHARE IN 1997

          . ANNOUNCES EARNINGS PER SHARE GOAL OF $2.05 IN 1998

     Oak Brook, Illinois, February 4, 1997 -- WMX Technologies, Inc. Chief Executive Officer Phillip B. Rooney today announced that the Company's Board of Directors has approved a comprehensive package of strategic initiatives designed to deliver value to shareholders. The centerpiece of this program is a business strategy focused solely on waste management services in domestic and select international markets where the Company can be the No. 1 or No. 2 player.

     WMX said it will divest non-core and non-integrated assets valued at about $1.5 billion over the next 18 to 24 months, and will reduce overhead and capital spending, as well as streamline the organization. To fully exploit its brand value and reflect the focused strategy, the corporation will be re-named Waste Management, Inc. The Company also announced a new Board member and management changes.

     The Board of Directors also approved a two-year 50-million share repurchase program to return a significant amount of free cash to shareholders. The Company said it intends to accelerate the repurchase program through an approximately $1-billion "Dutch Auction" tender offer targeted for early in the second quarter.

     The Company also announced that it has recorded a charge to 1996 earnings of $680 million, after tax and minority interest, and indicated that it anticipates flat revenues and modest earnings growth in 1997 as it concentrates on improving future returns.

Refined business strategy
-------------------------

     "These decisions taken by our Board redefine Waste Management for the future," said Mr. Rooney, President and Chief Executive Officer since last June. "Waste Management will be a company with $9.4-billion in revenue and $16.5 billion in assets committed solely to waste management services and a clear strategy for increasing returns to our investors.

     "Over the past several months we have listened carefully to a broad group of WMX shareholders as we worked to design a strategic plan that is genuinely responsive to the needs of our owners. We also sought the counsel of outside advisors, including Merrill Lynch, to help us develop a course of action that could be implemented effectively and quickly," Mr. Rooney continued.

     The Company said its business strategy is designed to improve returns by focusing resources on its most important geographic markets and profitable customer segments. "Our goal is to build on the operational excellence and facilities network we have established over 25 years," Mr. Rooney said. "We will add value by concentrating on the basics of the waste management services business, and that begins with our people delivering complete customer satisfaction."

     The Company said the Wheelabrator Technologies Inc. waste-to-energy businesses and the Waste Management International plc businesses are integral to the Company's long-term waste management services strategy. The Company noted that its Wheelabrator Technologies and Waste Management International subsidiaries are expected to generate significant free cash flow and also provide technology and experience that substantially enhance the Company's ability to respond to future growth opportunities, particularly in Asia. Wheelabrator provides the leading global waste-to-energy technology and its 16 waste-to-energy plants, with their combined capacity to process nearly 24,000 tons of waste per day, represent a very important part of the Company's North American disposal services network. Waste Management

International operates in important European markets, Australia, New Zealand and Latin America and has expanded to promising markets in Asia.

     He said the Company would seek to build market share domestically and target selected markets in Europe, Latin America and Asia. The Company will leverage its brand identity to support sales and marketing programs and, through a new Waste Management Shared Services organization, manage its internal business processes more effectively.

     "The Company has an unmatched franchise," Mr. Rooney said. "We will concentrate on improving our operations, training and developing our people and, by offering customers the best quality service in our industry, generating improved results. Our goal is to be the No. 1 or No. 2 company in the markets we serve."

Return to Waste Management name
-------------------------------

     Mr. Rooney said that the Board had approved a proposal to re-name the Company Waste Management, Inc. The proposal will be submitted to stockholders for their approval at the Company's annual meeting on May 9. He said a return to the Waste Management, Inc. name emphasizes the Company's strong commitment to enhance shareholder value by concentrating solely on waste management services.

     "The Waste Management, Inc. name is recognized globally and is synonymous with our industry leadership," Mr. Rooney said. "Waste Management is a brand name that states clearly our business focus and the services we offer. It expresses as no other brand name can that we are the people to turn to for comprehensive waste management services."

A focus on cash; new targets
----------------------------

     The Company reiterated that increased generation of cash is fundamental to its financial strategy.

     "Our Company's operations represent a powerful engine to drive increased generation of cash and greater shareholder value," Mr. Rooney said. "We intend to generate increasing amounts of free cash by controlling costs, carefully allocating capital and monetizing non-contributing assets. Capital will be invested in our core business when it provides superior returns to our shareholders. Excess capital will be returned to shareholders primarily through share repurchases. Last May we set a goal of selling $1 billion of non-core and underperforming assets. We have met that goal. We expect to generate $3 billion in free cash after dividends over the next 24 months through a continuation of our monetization efforts and from operations."

     The Company also said that its Board approved a reduced capital expenditure budget for 1997 of $900 million, approximating depreciation and amortization. Capital spending in 1996 was approximately $1.1 billion excluding acquisitions.

New monetization program
------------------------

     The Company said that it intends to divest an additional $1.5 billion of non-core assets and non-integrated businesses over the next 18 to 24 months. The Company in 1996 sold its Rust International engineering and construction and industrial scaffolding businesses and Wheelabrator Technologies' water process, manufacturing and custom-engineered systems businesses, and Waste Management International has entered into an agreement to sell its 19.5-percent interest in Wessex Water plc.

The Company's new monetization program includes the following:

          -- The sale by its Wheelabrator Technologies subsidiary of its remaining water services business to U.S. Filter Corporation for approximately $77 million.

          -- The sale by its Rust International subsidiary of its remaining domestic and international engineering and consulting businesses.

          -- The sale of $400 million of non-integrated waste services businesses in North America.

          -- Reduced investment by the Company's Waste Management International subsidiary in all or parts of businesses in France, Spain and Austria by creating joint ventures or selling operations within these countries.

          -- The sale of additional non-core assets and non-contributing real estate holdings.

Significant stock buyback program
---------------------------------

     The Company expects to commence the $1-billion "Dutch Auction" tender offer following the filing of its 1996 annual 10-K Report late in the first quarter. The tender offer is part of an authorization to repurchase up to 50 million shares of WMX stock, or 10 percent of outstanding shares, over the next 24 months.

     WMX bought back 14.4 million shares in 1996 under a previously authorized repurchase program and currently has approximately 483 million shares outstanding.

     In addition, WMX said that its Wheelabrator Technologies Inc. subsidiary has announced an increase in its common stock repurchase program to 30 million shares, including a planned $350 million "Dutch Auction" tender offer for early in the second quarter of 1997.

$300-million cost reduction program
-----------------------------------

     The Company expects to generate approximately $300 million in cumulative savings over the next two to three years by containing administrative expenses, flattening its organizational structure, sizing its work force to a smaller asset base stemming from divestitures and realizing the value of a series of process improvement initiatives. The savings will include a workforce reduction now under way that will eliminate 1,200 positions in 1997, growing to 3,000 positions in the next two to three years. The reduction will be achieved through a combination of attrition, early retirements, and staff reductions. Including discontinued businesses, the Company's workforce of approximately 73,000 at the beginning of 1996 will have been reduced to fewer than 58,000 positions in 1997. The Company indicated that people dislocated in this process will be offered a range of assistance and benefits, including severance, extensions of health coverage and access to outplacement and career counseling services.

     The Company said it would consolidate its corporate and group support staff in a new unit, Waste Management Shared Services, eliminating an organizational layer. Its goal will be to provide cost-effective support to operations personnel and to establish uniform processes, standards and best practices.

WMX adopts EVA/(R)/
-------------------

     Management also said that as part of its efforts to improve shareholder value, the Company has adopted Economic Value Added, or EVA(R), as its primary financial performance measurement. The Company said EVA(R) will guide and incentivize its operations management across the Company to improve returns on capital invested in their local businesses. It said that it had retained Stern Stewart & Co., the developers of EVA(R), to support the Company's implementation of its EVA(R) program.

     Moreover, the Company said EVA/(R)/ will be a key part of WMX's management incentive compensation program. This will hold managers more accountable for their business investment decisions and reward them on how well they can convert invested capital into greater profitability, cash flow, and shareholder value.


New Board member and management changes announced
-------------------------------------------------

     WMX said that its Board had elected Paul M. Montrone a director of the Company. Mr. Montrone, 55, has since 1991 been President, Chief Executive Officer and a Director of Fisher Scientific International Inc., a manufacturer of laboratory equipment and supplies. He is Chairman of the Board and principal shareholder of General Chemical Group Inc., a producer of inorganic chemicals, and Majestic Music Inc., a music production company.

     "Mr. Montrone is a talented executive whose independent perspective, experience and commitment to shareholder value will further strengthen the Board," Mr. Rooney said.

     Mr. Rooney also announced changes in the Company's senior management.

     Joseph M. Holsten, 44, was elected Executive Vice President and Chief Operating Officer of WMX. Mr. Holsten, who will report to Mr. Rooney, has served as Chief Executive of Waste Management International plc since 1995. He joined Waste Management, Inc. in 1981 and held a number of key executive positions in finance and operations including the title of Executive Vice President and Chief Financial Officer between 1993 and 1995. "With Joe Holsten as COO, we will redouble our efforts to become a more efficient, more productive waste management services company," Mr. Rooney said. "Customer focus and service excellence will be key."

     James E. Koenig, 49, was elected Executive Vice President of WMX and President of Waste Management Shared Services, reporting to Mr. Rooney. Mr. Koenig, formerly Senior Vice President and Chief Financial Officer, will have overall responsibility for the Company's new staff and administrative support organization and implementing uniform standards, business processes and best practices on a companywide basis.

     John D. Sanford, 43, was elected Senior Vice President and Chief Financial Officer of WMX, also reporting to Mr. Rooney. He previously was Vice President and Treasurer of WMX and Executive Vice President, Chief Financial Officer and Treasurer of Wheelabrator Technologies. Mr. Sanford joined Wheelabrator in 1981 and was instrumental in the development, financing and implementation of its waste-to-energy projects. He was Vice President and Chief Financial Officer of Wheelabrator Environmental Systems Inc. from 1987 to 1993.

Fourth Quarter 1996 earnings results and future outlook
-------------------------------------------------------

     The Company also announced results for the fourth quarter and full year
1996.

     For the quarter ended December 31, 1996, net income (loss) from continuing operations was $(160) million, or $(.33) per share, versus $103 million, or $.21 per share, in the quarter in 1995. Revenue was $2.34 billion versus $2.25 billion in the quarter a year earlier.

     For the full year ended December 31, 1996, net income from continuing operations was $478 million, or $.97 per share, versus $618 million, or $1.27 per share, in 1995. Revenue was $9.2 billion compared with $9.1 billion in 1995.


Results for all periods were impacted by special charges, and 1995 by costs related to the early extinguishment of Liquid Yield Option Notes ("LYONs") put to the Company by the holders. The following table reconciles reported earnings to earnings excluding such items:


                                                 Quarter Ended         Year Ended
                                                  December 31          December 31
                                                 --------------        -----------
                                               1996          1995      1996   1995
                                               ----          ----      ----   ----
Reported earnings per share from
 continuing operations                       $(0.33)        $0.21     $0.97  $1.27

Special Charges --
      Waste Management, Inc.,
      and Chemical
      Waste Management, Inc.                   0.34            --      0.34   0.19

      Waste Management
      International plc                        0.44          0.23      0.44   0.23

Costs related to early
extinguishment of debt                           --            --        --   0.01
                                             --------------------    -------------

Earnings per share from continuing
 operations excluding above items            $ 0.45         $0.44     $1.75  $1.70

Income from operations of
discontinued businesses                          --          0.02      0.03   0.10
                                             --------------------    -------------
                                             $ 0.45         $0.46     $1.78  $1.80
                                             ====================    =============


     In the fourth quarter of 1996, the Company's Waste Management International plc subsidiary recognized a previously announced provision for loss and taxes related to sale of its investment in Wessex Water plc, and a charge to revalue its investments in France, Austria and Spain in contemplation of exiting all or part of these markets. These charges reduced the Company's income by $0.18 and $0.26 per share, respectively. Wholly owned subsidiaries Waste Management, Inc. and Chemical Waste Management, Inc. recorded charges for restructuring their finance and administrative functions and increasing reserves for certain litigation, including the previously reported dispute involving the Emelle, Ala., hazardous waste landfill, which will be appealed. These charges amounted to $0.34 per share.

     Also in the fourth quarter of 1996, the Company's Rust International Inc. subsidiary began implementing plans to exit its remaining domestic and international engineering and consulting businesses. Chemical Waste Management is discontinuing its fuels business. These businesses, together with the water process, manufacturing and custom engineered systems businesses previously sold by Wheelabrator Technologies, and the industrial scaffolding and engineering and construction businesses sold by Rust, are classified as discontinued operations in the income statement. Revenues of these businesses were $257 million and $1.13 billion, respectively, for the fourth quarter and full year 1996, versus $295 million and $1.19 billion for the comparable 1995 periods. WMX recorded a fourth quarter provision for loss of $360 million before tax and minority interest in connection with the planned divestiture of the remaining discontinued businesses.

          The Company indicated that for 1997 it anticipates continued moderate economic growth resulting in relatively low levels of volume and pricing growth. It expects that improved performance will come primarily from additional improvement in customer service and operations productivity, improving the quality of its revenue mix as it exits non-integrated markets, and lowering its overall cost of financial and administrative services through major process improvement efforts. It indicated that additional costs will be incurred in 1997 in connection with its re-engineering projects, ranging from $0.08 to $0.10 per
share.   As a result,  it said it anticipated that earnings from continuing operations would be about $1.75 per share in 1997. The Company further indicated that it has established an earnings per share goal of about $2.05 per share from continuing operations for 1998 as business improvement and cost reduction programs take effect, subject to continuing moderate economic growth.

     Except for historical data, the information in this press release constitutes forward-looking statements. Forward-looking statements are inherently uncertain and subject to risks and the statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors, including fluctuation in recyclable commodity prices, adverse weather conditions, slowing of the overall economy, increased interest costs arising from a change in the Company's leverage, failure of the Company's restructuring plans to produce the cost savings anticipated by the Company, inability to complete contemplated dispositions of Company businesses and assets at anticipated prices and terms, and the timing and cost of the Company's stock repurchases. 1997 and 1998 earnings per share goals set forth above assume average outstanding shares for 1997 and 1998 of 460 million and 440 million, respectively.

                           EARNINGS TABLES TO FOLLOW

                    WMX TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME
                    FOR THE THREE MONTHS ENDED DECEMBER 31
                                 (Unaudited)
                   (000's omitted except per share amounts)


                                               1995 *        1996
                                                ----         ----

REVENUE                                      $2,252,580   $2,338,751
                                             ----------   ----------

 Operating expenses                          $1,524,285   $1,596,801

 Special charges                                194,593      471,635

 Goodwill amortization                           17,967       31,405

 Selling and administrative expenses            251,527      246,275

 Interest expense                               100,790       97,713

 Interest income                                 (7,390)      (9,977)

 Minority interest                              (15,910)     (33,169)

 Sundry income, net                             (22,038)     (22,994)
                                             ----------   ----------

 Income (loss) from continuing operations
   before income taxes                       $  208,756   $  (38,938)

 Provision for income taxes                     105,610      121,348
                                             ----------   ----------

 Income (loss) from continuing operations    $  103,146   $ (160,286)

 Discontinued operations:

   Income from operations of
    discontinued businesses, less
    applicable income taxes and
    minority interest of $13,433 in
    1995 and $(2,898) in 1996                     9,182          153

   Provision for loss on disposal, less
    applicable income tax benefit and
    minority interest of $34,151 in 1995
    and $58,792 in 1996                         (62,649)    (301,208)
                                             ----------   ----------

NET INCOME (LOSS)                            $   49,679   $ (461,341)
                                             ----------   ----------

AVERAGE COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING                  487,496      485,895
                                             ----------   ----------

EARNINGS (LOSS) PER COMMON AND
 COMMON EQUIVALENT SHARE

Continuing operations                        $     0.21   $    (0.33)
Discontinued operations -
 Income from operations                            0.02           --
 Provision for loss                               (0.13)       (0.62)
                                             ----------   ----------

NET INCOME (LOSS)                            $     0.10   $    (0.95)
                                             ----------   ----------

* Certain amounts have been restated to conform to 1996 classifications.

                    WMX TECHNOLOGIES, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                    FOR THE TWELVE MONTHS ENDED DECEMBER 31

                   (000's omitted except per share amounts)

                                             1995 *        1996
                                             ----          ----

REVENUE                                    $9,053,018   $9,186,970
                                           ----------   ----------

 Operating expenses                        $6,119,707   $6,251,918

 Special charges                              335,193      471,635

 Goodwill amortization                        101,152      120,910

 Selling and administrative expenses        1,004,888      979,209

 Interest expense                             421,572      375,758

 Interest income                              (36,883)     (27,637)

 Minority interest                             81,938       57,587

 Sundry income, net                           (76,462)     (85,248)
                                           ----------   ----------

 Income from continuing operations
   before income taxes                     $1,101,913   $1,042,838

 Provision for income taxes                   483,670      565,047
                                           ----------   ----------

 Income from continuing operations         $  618,243   $  477,791

 Discontinued operations:

   Income from operations of
    discontinued businesses, less
    applicable income taxes and
    minority interest of $60,835 in
    1995 and $13,466 in 1996                   48,305       15,502

   Provision for loss on disposal, less
    applicable income tax benefit and
    minority interest of $34,151 in
    1995 and $58,792 in 1996                  (62,649)    (301,208)
                                           ----------   ----------

NET INCOME                                 $  603,899   $  192,085
                                           ----------   ----------

AVERAGE COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING                485,972      490,263
                                           ----------   ----------

EARNINGS (LOSS) PER COMMON AND
 COMMON EQUIVALENT SHARE

 Continuing operations                     $     1.27   $     0.97
 Discontinued operations -
  Income from operations                         0.10         0.03
  Provision for loss                            (0.13)       (0.61)
                                           ----------   ----------

NET INCOME                                 $     1.24   $     0.39
                                           ----------   ----------

* Certain amounts have been restated to conform to 1996 classifications.

                                     ####